INSTALLED BUILDING PRODUCTS REPORTS
RECORD SECOND QUARTER 2023 RESULTS;
DECLARES REGULAR QUARTERLY CASH DIVIDEND

Columbus, Ohio, August 2, 2023, Installed Building Products, Inc. (the "Company" or "IBP") (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced results for the second quarter ended June 30, 2023.
Second Quarter 2023 Highlights (Comparisons are to Prior Year Period)
•Net revenue increased 2.3% to a second quarter record of $692.1 million
◦Installation revenue increased 2.2% to $651.9 million, driven by IBP’s multi-family and commercial new construction end markets and acquisitions
◦Other revenue, which includes IBP’s manufacturing and distribution operations, increased from $38.8 million to $40.2 million, driven entirely by same branch sales growth
•Net income increased 2.8% to a second quarter record of $61.6 million
•Adjusted EBITDA* increased to a record $122.2 million
•Net income per diluted share increased 5.3% to a second quarter record of $2.18
•Adjusted net income per diluted share* increased 5.6% to a record of $2.62
•At June 30, 2023, IBP had $255.2 million in cash and cash equivalents
•Declared second quarter dividend of $0.33 per share which was paid to shareholders on June 30, 2023
•Marchelle E. Moore elected as an independent director to the Company’s Board of Directors
Recent Developments
•IBP’s Board of Directors declared the third quarter regular cash dividend of $0.33 per share
“During the second quarter we remained focused on prioritizing profitability over volume while maintaining a high level of installation service for our customers across the country. Despite softer volume trends in our single-family end market, the effort of our employees in the field across end markets translated into record second-quarter revenue, net income, and earnings per share. In addition, we generated $64.3 million in operating cash flow during the second quarter, which given our asset-light business model, further contributed to our financial flexibility,” stated Jeff Edwards, Chairman and Chief Executive Officer.
Mr. Edwards continued, “The ongoing strength in our multifamily business, which increased 38.3% on a same branch basis during the second quarter helped offset softer single-family sales. In addition, we continued to experience both sequential and year-over-year improvements in our commercial sales. Our diverse end market mix has been supportive of our sales during the second quarter as fewer installation jobs in our single-family end market than the prior year period were partially offset by commercial and multi-family sales growth. While we expect cyclicality to continue in the housing industry, we believe the long-term opportunities in our residential and commercial end markets are favorable.”
“Overall, residential housing construction activity remains resilient as stable employment and relatively low existing home inventory levels continue to support demand for residential new construction activity.” concluded Mr. Edwards.
Acquisition Update
IBP continues to prioritize profitable growth through its proven strategy of acquiring well-run installers of insulation and complementary building products. To date in 2023, IBP has acquired approximately $48 million of annual revenue and expects to acquire at least $100 million of revenue for the full year.

During the 2023 second quarter, IBP completed the following acquisitions:
•In April 2023, IBP acquired Insulco Insulation, LLC., a Florida-based installer of fiberglass and spray foam insulation serving residential and commercial customers with annual revenue of approximately $3 million.
•In June 2023, IBP acquired AGT&L, Inc., (doing business as Absolute Insulation) a Texas-based installer of fiberglass, spray foam, and cellulose insulation serving residential and commercial customers with annual revenue of approximately $3 million.
2023 Third Quarter Cash Dividend and Potential Repricing for Term Loan B Facility
IBP’s Board of Directors has approved the Company’s quarterly cash dividend of $0.33 per share, payable on September 30, 2023, to stockholders of record on September 15, 2023. The third quarter regular cash dividend represents a 5% increase from last year’s third quarter cash dividend payment.
IBP is seeking to reprice its existing approximately $500 million Term Loan B facility. This proposed refinancing is subject to market and other conditions, and there can be no assurance that it will be completed.
Second Quarter 2023 Results Overview
For the second quarter of 2023, net revenue was $692.1 million, an increase of 2.3% from $676.7 million for the second quarter of 2022. On a consolidated same branch basis, net revenue declined 1.5% from the prior year quarter, which was primarily attributable to a 10% decline in our reported job volume partially offset by a 7% increase in price/mix. Residential sales growth within our Installation segment was down 5.4% on a same branch basis in the quarter, with 38.3% same branch sales growth in our multifamily end market partially offsetting a 13.3% decline in our single-family same branch sales. Commercial same branch sales growth continued to improve, increasing 16.1% from the prior year quarter.
Gross profit improved 7.3% to $232.5 million from $216.7 million in the prior year quarter. Gross profit and adjusted gross profit* as a percent of total revenue was 33.6% up from 32.0% for both metrics the same period last year. Adjusted gross profit primarily adjusts for the Company’s share-based compensation expense.
Selling and administrative expense, as a percent of net revenue, was 18.6% compared to 16.8% in the prior year quarter. Adjusted selling and administrative expense*, as a percent of net revenue, was 17.9% compared to 16.1% in the prior year quarter.
Net income was $61.6 million, or $2.18 per diluted share, compared to $59.9 million, or $2.07 per diluted share in the prior year quarter. Adjusted net income* was $74.0 million, or $2.62 per diluted share, compared to $71.7 million, or $2.48 per diluted share in the prior year quarter. Adjusted net income accounts for the impact of non-core items in both periods, including an addback for non-cash amortization expense related to acquisitions.
EBITDA* was $116.7 million a 1.6% increase from $114.8 million in the prior year quarter as relatively stable year-over-year margins combined with incremental sales growth driven by acquisitions. Adjusted EBITDA* was $122.2 million, a 2.3% increase from $119.5 million in the prior year quarter and a quarterly record.
Conference Call and Webcast
The Company will host a conference call and webcast on August 2, 2023 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-0792 (domestic) or 201-689-8263 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through September 2, 2023, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13738795.
About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 240 branch locations.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, our operations, industry and economic conditions, our financial and business model, payment of dividends, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions and the expected amount of acquired revenue, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the adverse impact of the ongoing COVID-19 pandemic; general economic and industry conditions; rising home prices; inflation and interest rates; the material price and supply environment; the timing of increases in our selling prices; the risk that the Company may reduce, suspend or eliminate dividend payments in the future; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. In addition, any future declaration of dividends will be subject to the final determination of our Board of Directors. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.
*Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited, in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net revenue	$692,100	$676,749	$1,351,409	$1,264,241
Cost of sales	459,625	460,040	908,512	875,129
Gross profit	232,475	216,709	442,897	389,112
Operating expenses
Selling	32,902	29,371	65,509	54,563
Administrative	95,984	84,030	185,488	163,174
Amortization	11,256	11,261	22,691	22,358
Operating income	92,333	92,047	169,209	149,017
Other expense, net
Interest expense, net	9,828	10,401	19,498	21,001
Other (income) expense	(186)	368	(339)	513
Income before income taxes	82,691	81,278	150,050	127,503
Income tax provision	21,094	21,374	39,179	33,777
Net income	$61,597	$59,904	$110,871	$93,726
Other comprehensive (loss) income, net of tax:
Net change on cash flow hedges, net of tax benefit (provision) of $(1,928) and $(3,603) for the three months ended June 30, 2023 and 2021, respectively.	5,402	10,150	(907)	28,261
Comprehensive income	$66,999	$70,054	$109,964	$121,987
Earnings Per Share:
Basic	$2.19	$2.08	$3.94	$3.23
Diluted	$2.18	$2.07	$3.92	$3.21
Weighted average shares outstanding:
Basic	28,174,279	28,781,866	28,125,251	29,040,693
Diluted	28,273,334	28,894,140	28,276,049	29,235,997

Cash dividends declared per share	$0.33	$0.32	$1.56	$1.53

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$255,226	$229,627
Accounts receivable (less allowance for credit losses of $10,634 and $9,549 at June 30, 2023 and December 31, 2022, respectively)	416,601	397,222
Inventories	163,378	176,629
Prepaid expenses and other current assets	82,897	80,933
Total current assets	918,102	884,411
Property and equipment, net	130,979	118,774
Operating lease right-of-use assets	76,582	76,174
Goodwill	393,493	373,555
Customer relationships, net	187,507	192,328
Other intangibles, net	91,919	91,145
Other non-current assets	37,358	42,545
Total assets	$1,835,940	$1,778,932
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Current maturities of long-term debt	$31,661	$30,983
Current maturities of operating lease obligations	26,389	26,145
Current maturities of finance lease obligations	2,702	2,508
Accounts payable	138,029	149,186
Accrued compensation	51,932	51,608
Other current liabilities	63,821	67,631
Total current liabilities	314,534	328,061
Long-term debt	831,282	830,171
Operating lease obligations	49,975	49,789
Finance lease obligations	6,996	6,397
Deferred income taxes	27,906	28,458
Other long-term liabilities	44,575	42,557
Total liabilities	1,275,268	1,285,433
Commitments and contingencies (Note 16)
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Common stock; $0.01 par value: 100,000,000 authorized, 33,582,403 and 33,429,557 issued and 28,410,568 and 28,306,482 shares outstanding at June 30, 2023 and December 31, 2022, respectively	336	334
Additional paid in capital	236,123	228,827
Retained earnings	579,691	513,095
Treasury stock; at cost: 5,171,835 and 5,123,075 shares at June 30, 2023 and December 31, 2022, respectively	(295,131)	(289,317)
Accumulated other comprehensive income	39,653	40,560
Total stockholders’ equity	560,672	493,499
Total liabilities and stockholders’ equity	$1,835,940	$1,778,932

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six months ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$110,871	$93,726
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	25,416	23,162
Amortization of operating lease right-of-use assets	14,446	13,224
Amortization of intangibles	22,691	22,358
Amortization of deferred financing costs and debt discount	951	961
Provision for credit losses	3,196	1,887
Gain on sale of property and equipment	(1,203)	(511)
Noncash stock compensation	7,121	7,078
Other, net	(5,543)	1,668
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(17,492)	(66,719)
Inventories	14,724	(33,481)
Other assets	4,933	(1,474)
Accounts payable	(16,300)	19,259
Income taxes receivable/payable	(4,841)	11,466
Other liabilities	(20,877)	6,855
Net cash provided by operating activities	138,093	99,459
Cash flows from investing activities
Purchases of investments	—	(124,713)
Maturities of short term investments	—	30,000
Purchases of property and equipment	(28,330)	(24,512)
Acquisitions of businesses, net of cash acquired of $10 and $337 in 2022 and 2021, respectively	(40,182)	(72,463)
Proceeds from sale of property and equipment	1,457	830
Settlements with interest rate swap counterparties	7,760	—
Other	(225)	(7,047)
Net cash used in investing activities	$(59,520)	$(197,905)

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(unaudited, in thousands)

	Six months ended June 30,
	2023	2022
Cash flows from financing activities
Payments on Term Loan	$(2,500)	$(2,500)
Proceeds from vehicle and equipment notes payable	18,299	13,325
Debt issuance costs	—	(657)
Principal payments on long-term debt	(14,793)	(16,158)
Principal payments on finance lease obligations	(1,449)	(1,085)
Dividends paid	(44,471)	(44,877)
Acquisition-related obligations	(2,246)	(9,024)
Repurchase of common stock	—	(99,665)
Surrender of common stock awards by employees	(5,814)	(4,459)
Net cash used in financing activities	(52,974)	(165,100)
Net change in cash and cash equivalents	25,599	(263,545)
Cash and cash equivalents at beginning of period	229,627	333,485
Cash and cash equivalents at end of period	$255,226	$69,940
Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$20,807	$22,586
Income taxes, net of refunds	44,096	22,311
Supplemental disclosure of noncash activities
Right-of-use assets obtained in exchange for operating lease obligations	$14,713	$16,561
Release of indemnification of acquisition-related debt	—	980
Property and equipment obtained in exchange for finance lease obligations	2,232	2,600
Seller obligations in connection with acquisition of businesses	7,714	25,278
Unpaid purchases of property and equipment included in accounts payable	4,860	1,058

INSTALLED BUILDING PRODUCTS, INC.
SEGMENT INFORMATION
(unaudited, in thousands)

Information on Segments
Our Company has three operating segments consisting of Installation, Distribution and Manufacturing. The Other category reported below reflects the operations of our Distribution and Manufacturing operating segments.

	Three months ended June 30, 2023				Six months ended June 30, 2023
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Revenue	$651,866	$42,283	$(2,049)	$692,100	$1,274,608	$81,005	$(4,204)	$1,351,409
Cost of sales (1)	418,661	30,371	(1,583)	447,449	829,046	58,829	(3,349)	884,526
Segment gross profit	$233,205	$11,912	$(466)	$244,651	$445,562	$22,176	$(855)	$466,883
Segment gross profit percentage	35.8%	28.2%	22.7%	35.3%	35.0%	27.4%	20.3%	34.5%

	Three months ended June 30, 2022				Six months ended June 30, 2022
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Revenue	$637,998	$40,291	$(1,540)	$676,749	$1,199,629	$66,941	$(2,329)	$1,264,241
Cost of sales (1)	419,812	30,392	(1,290)	$448,914	805,504	49,765	(1,899)	853,370
Segment gross profit	$218,186	$9,899	$(250)	$227,835	$394,125	$17,176	$(430)	$410,871
Segment gross profit percentage	34.2%	24.6%	16.2%	33.7%	32.9%	25.7%	18.5%	32.5%
(1)    Cost of sales included in segment gross profit is exclusive of depreciation and amortization for the three and six months ended June 30, 2023 and 2022.
The reconciliation between consolidated segment gross profit for each period as shown in the tables above to consolidated income before income taxes as follows:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Segment gross profit - consolidated	$244,651	$227,835	466,883	410,871
Depreciation and amortization (1)	12,176	11,126	23,986	21,759
Gross profit, as reported	232,475	216,709	442,897	389,112
Operating expenses	140,142	124,662	273,688	240,095
Operating income	92,333	92,047	169,209	149,017
Other expense, net	9,642	10,769	19,159	21,514
Income before income taxes	$82,691	$81,278	150,050	127,503
(1)    Depreciation and amortization is excluded from segment gross profit for the three and six months ended June 30, 2023 and 2022.

INSTALLED BUILDING PRODUCTS, INC.
REVENUE BY END MARKET
(unaudited, in thousands)

	Three months ended June 30,				Six months ended June 30,
	2023		2022		2023		2022
Installation:
Residential new construction	$495,699	71%	$505,513	75%	$970,795	72%	$947,916	75%
Repair and remodel	38,939	6%	37,965	5%	76,613	5%	70,606	6%
Commercial	117,227	17%	94,520	14%	227,200	17%	181,107	14%
Net revenue, Installation	651,865	94%	637,998	94%	1,274,608	94%	1,199,629	95%
Other	40,235	6%	38,751	6%	76,801	6%	64,612	5%
Net revenue, as reported	$692,100	100%	$676,749	100%	$1,351,409	100%	$1,264,241	100%

Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting GAAP net income, EBITDA, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.
We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.
Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.
We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED NET INCOME CALCULATIONS
(unaudited, in thousands, except share and per share amounts)
The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.
Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net income, as reported	$61,597	$59,904	$110,871	$93,726
Adjustments for adjusted net income
Share based compensation expense	3,685	3,660	7,121	7,078
Acquisition related expenses	534	737	1,103	1,401
COVID-19 expenses (1)	—	—	1	301
Amortization expense (2)	11,256	11,261	22,691	22,358
Legal Reserve	1,283	280	1,283	845
Tax impact of adjusted items at a normalized tax rate (3)	(4,357)	(4,144)	(8,372)	(8,316)
Adjusted net income	$73,998	$71,698	$134,698	$117,393
Weighted average shares outstanding (diluted)	28,273,334	28,894,140	28,276,049	29,235,997
Diluted net income per share, as reported	$2.18	$2.07	$3.92	$3.21
Adjustments for adjusted net income, net of tax impact, per diluted share (4)	0.44	0.41	0.84	0.81
Diluted adjusted net income per share	$2.62	$2.48	$4.76	$4.02

(1)    Addback of employee pay, employee medical expenses, and legal fees directly attributable to COVID-19.
(2)    Addback of all non-cash amortization resulting from business combinations.
(3)     Normalized effective tax rate of 26.0% applied to periods presented.
(4)     Includes adjustments related to the items noted above, net of tax.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED GROSS PROFIT CALCULATIONS
(unaudited, in thousands)

The table below reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, gross profit, for the periods presented therein.

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Gross profit, as reported	$232,475	$216,709	$442,897	$389,112
Share based compensation expense	240	171	405	320
COVID-19 expense(1)	—	—	1	2
Adjusted gross profit	$232,715	$216,880	$443,303	$389,434

Gross profit margin	33.6%	32.0%	32.8%	30.8%
Adjusted gross profit margin	33.6%	32.0%	32.8%	30.8%
(1)     Addback of employee pay and employee medical expenses directly attributable to COVID-19.

The table below reconciles Adjusted Selling and Administrative to the most directly comparable GAAP financial measure, selling and administrative, for the periods presented therein.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS
(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Selling expense	$32,902	$29,371	$65,509	$54,563
Administrative expense	95,984	84,030	185,488	163,174
Selling and administrative, as reported	128,886	113,401	250,997	217,737
Share based compensation expense	3,445	3,489	6,716	6,758
Acquisition related expense	534	737	1,103	1,401
COVID-19 expenses(1)	—	—	1	299
Legal reserve	1,283	280	1,283	845
Adjusted selling and administrative	$123,624	$108,895	$241,894	$208,434

Selling and administrative - % Net revenue	18.6%	16.8%	18.6%	17.2%
Adjusted selling and administrative - % Net revenue	17.9%	16.1%	17.9%	16.5%

(1)    Addback of employee pay and employee medical expenses directly attributable to COVID-19.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA AND ADJUSTED EBITDA CALCULATIONS
(unaudited, in thousands)

The table below reconciles EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net income, as reported	$61,597	$59,904	$110,871	$93,726
Interest expense	9,828	10,401	19,498	21,001
Provision for income tax	21,094	21,374	39,179	33,777
Depreciation and amortization	24,147	23,095	48,107	45,520
EBITDA	116,666	114,774	217,655	194,024
Acquisition related expenses	534	737	1,103	1,401
Share based compensation expense	3,685	3,660	7,121	7,078
COVID-19 expenses(1)	—	—	1	301
Legal reserve	1,283	280	1,283	845
Adjusted EBITDA	$122,168	$119,451	$227,163	$203,649

Net profit margin	8.9%	8.9%	8.2%	7.4%
EBITDA margin	16.9%	17.0%	16.1%	15.3%
Adjusted EBITDA margin	17.7%	17.7%	16.8%	16.1%

(1) Addback of employee pay and employee medical expenses, and legal fees directly attributable to COVID-19.

INSTALLED BUILDING PRODUCTS, INC.
SUPPLEMENTARY TABLE
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Period-over-period Growth
Consolidated Sales Growth	2.3%	38.7%	6.9%	36.7%
Consolidated Same Branch Sales Growth	(1.5)%	27.3%	2.5%	25.0%

Installation
Sales Growth	2.2%	32.1%	6.3%	31.1%
Same Branch Sales Growth	(1.9)%	27.4%	2.2%	24.9%

Single-Family Sales Growth	(9.7)%	37.8%	(4.4)%	37.6%
Single-Family Same Branch Sales Growth	(13.3)%	33.1%	(8.3)%	31.4%

Multi-Family Sales Growth	40.7%	30.3%	39.5%	27.6%
Multi-Family Same Branch Sales Growth	38.3%	30.3%	38.1%	26.8%

Residential Sales Growth	(1.9)%	36.6%	2.4%	35.9%
Residential Same Branch Sales Growth	(5.4)%	32.7%	(1.1)%	30.6%

Commercial Sales Growth(1)	24.0%	13.9%	25.5%	13.5%
Commercial Same Branch Sales Growth	16.1%	4.7%	19.1%	5.3%

Other (2)
Sales Growth	4.9%	616.5%	21.0%	515.4%
Same Branch Sales Growth	4.9%	36.8%	8.1%	43.5%

Same Branch Sales Growth - Installation
Volume Growth(3)	(10.1)%	7.0%	(9.8)%	8.2%
Price/Mix Growth(3)	7.2%	24.9%	11.5%	19.8%

U.S. Housing Market(4)
Total Completions Growth	4.6%	3.1%	7.8%	0.0%
Single-Family Completions Growth	(3.5)%	6.5%	(1.2)%	4.1%
Multi-Family Completions Growth	25.9%	(6.6)%	35.6%	(11.9)%

(1)    Our commercial end market consists of heavy and light commercial projects.
(2)    Other business segment category includes our manufacturing and distribution businesses operating segments. As of 1Q22, Installation segment end market growth metrics exclude the manufacturing and distribution businesses. Our distribution businesses were acquired in December, 2021 and April, 2022.
(3)    The heavy commercial end market is excluded from these metrics given its much larger per-job revenue compared to our average job.
(4)    U.S. Census Bureau data, as revised.

INSTALLED BUILDING PRODUCTS, INC.
INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS
(unaudited, in thousands)

Revenue Increase
	Three months ended June 30,				Six months ended June 30,
	2023	% Total	2022	% Total	2023	% Total	2022	% Total
Same Branch	$(10,455)	(68.1)%	$133,141	70.6%	$30,975	35.5%	$231,408	68.2%
Acquired	25,806	168.1%	55,509	29.4%	56,193	64.5%	107,668	31.8%
Total	$15,351	100.0%	$188,650	100.0%	$87,168	100.0%	$339,076	100.0%

Adjusted EBITDA Margin Contributions
	Three months ended June 30,				Six months ended June 30,
	2023	% Margin	2022	% Margin	2023	% Margin	2022	% Margin
Same Branch [1]	$(2,700)	25.8%	$34,406	25.8%	$13,632	44.0%	$56,935	24.6%
Acquired	5,417	21.0%	7,027	12.7%	9,882	17.6%	14,213	13.2%
Total	$2,717	17.7%	$41,433	22.0%	$23,514	27.0%	$71,148	21.0%

(1)    Same branch adjusted EBITDA margin contribution percentage is a percentage of same branch revenue increase/(decrease). For the three months ended June 30, 2023, the margin reflects a decremental margin.

Source: Installed Building Products, Inc.

Contact Information:
Investor Relations:
614-221-9944
investorrelations@installed.net